Exhibit 99.1

30 APRIL 2019 | NYSE: NXRT

EARNINGS SUPPLEMENT: FIRST QUARTER 2019

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2019 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
Q1 Same Store Results	11
Q1 Same Store Properties Operating Metrics	13
FFO, Core FFO and AFFO	14
Historical Capital Expenditures	16
Value-Add Program Details	17
Outstanding Debt Details	18
Debt Maturity Schedule	20
Historical Acquisition Details	21
Historical Disposition Details	22
Definitions and Reconciliations of Non-GAAP Measures	23

THE COLONNADE: PHOENIX, AZ

IMPROVED DRIVE UP APPEAL – POST RENOVATION

   ORIGINAL LEASING CENTER DRIVE UP – PRE RENOVATION

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

972-419-6213

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FIRST QUARTER 2019 RESULTS

NXRT Acquires $132 Million of Properties in Phoenix; Continues to Execute Value-Add Strategy

Dallas, TX, April 30, 2019 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the first quarter ended March 31, 2019.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(4.4)M, $11.0M, $11.0M and $12.7M, respectively, attributable to common stockholders for the quarter ended March 31, 2019, compared to Net Income, FFO, Core FFO, and AFFO of $10.1M, $7.7M, $8.3M and $9.5M, respectively, attributable to common stockholders for the quarter ended March 31, 2018.

•

For the three months ended March 31, 2019, Q1 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 4.0%, 4.7% and 7.0%, respectively, and occupancy decreased 40 bps over the prior year period.

•

For the three months ended March 31, 2019, Q1 Same Store properties expenses increased 2.0% over the prior year period, primarily due to increases in property taxes of 9.8%, partially offset by decreases in property operating expenses of 1.8% which was a result of lower utility costs from implementation of the Freddie Mac Green Advantage program.

•	During the first quarter, NXRT acquired three properties in Phoenix (Bella Vista, The Heritage and The Enclave or the “Phoenix Portfolio”) for a combined purchase price of approximately $132.1M.
•

On January 28, 2019, NXRT entered into a $75.0 million credit facility (the “$75 Million Credit Facility”) with SunTrust Bank and immediately drew $52.5 million to fund a portion of the purchase price of the Phoenix Portfolio.

•	The weighted average effective monthly rent per unit across all 38 properties held as of March 31, 2019 (the “Portfolio”), consisting of 13,211 units, was $1,007, while physical occupancy was 93.6%.
•	NXRT paid a first quarter dividend of $0.275 per share of common stock on March 29, 2019.
•

During the first quarter, for the properties in our Portfolio, we completed 245 full and partial upgrades and leased 174 upgraded units, achieving an average monthly rent premium of $119 and a 27.4% ROI[4]. Since inception, for the properties in our Portfolio, we have completed 5,906 full and partial upgrades and achieved an average monthly rental increase per unit of $97, equating to a 23.3% ROI on all units leased as of March 31, 2019.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 32 properties encompassing 11,471 units of apartment space in our Same Store pool for the three months ended March 31, 2019 (our “Q1 Same Store” properties).

(4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

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“We’re excited about the strong start to 2019, with the Company’s continued execution of its value-add strategy producing outsized revenue growth and 20%+ ROIs on upgraded units. In addition, we are already pleased with the $132 million Phoenix Portfolio acquired in January, where operations are exceeding our expectations” stated NXRT Chairman and President, Jim Dondero. “Looking ahead, we believe the future outlook for quality Class B/workforce housing in our high-growth markets remains bright.”

First Quarter 2019 Financial Results

•	Total revenues were $41.5 million for the first quarter of 2019, compared to $35.1 million for the first quarter of 2018.
•

Net loss for the first quarter of 2019 totaled $(4.4) million, or a loss of $(0.19) per diluted share, which included $15.4 million of depreciation and amortization expense. This compared to net income of $10.1 million, or earnings of $0.47 per diluted share, for the first quarter of 2018, which included $13.7 million of gain on sales of real estate, $11.4 million of depreciation and amortization expense and $0.6 million of loss on extinguishment and debt modification costs.

•

The change in our net income (loss) between the periods primarily relates to a decrease in gain on sales of real estate and an increase in total expenses and interest expense, and was partially offset by an increase in total revenues and decreases in loss on extinguishment of debt and modification costs.

•	For the first quarter of 2019, NOI was $23.6 million on 38 properties, compared to $19.1 million for the first quarter of 2018 on 32 properties.
•	For the first quarter of 2019, Q1 Same Store NOI increased 7.0% to $20.4 million, compared to $19.1 million for the first quarter of 2018.
•	For the first quarter of 2019, FFO totaled $11.0 million, or $0.46 per diluted share, compared to $7.7 million, or $0.36 per diluted share, for the first quarter of 2018.
•	For the first quarter of 2019, Core FFO totaled $11.0 million, or $0.46 per diluted share, compared to $8.3 million, or $0.39 per diluted share, for the first quarter of 2018.
•	For the first quarter of 2019, AFFO totaled $12.7 million, or $0.53 per diluted share, compared to $9.5 million, or $0.45 per diluted share, for the first quarter of 2018.

First Quarter Earnings Conference Call

NXRT will host a call on Tuesday, April 30, 2019 at 11:00 a.m. ET to discuss its first quarter financial results. The conference call can be accessed live over the phone by dialing 877-260-1479 or, for international callers, (334) 323-0522, and using passcode Conference ID: 1362865. A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations"). An online replay will be available shortly after the call on the Company's website and will continue to be available for 60 days.

A replay of the conference call will also be available through Sunday, May 5, 2019, by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering passcode 1362865.

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About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s guidance for financial results for the full year 2019 and the related assumptions, net asset value and the related components and assumptions, guidance for the second quarter 2019 and the related assumptions, expected acquisitions and dispositions, the expected redevelopment of units and the projected average rent, rent change and ROI after redevelopment. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC: FIRST QUARTER 2019 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$36.77
Insider Ownership	20.79%
2019 Q2 Dividend Per Share	$0.275
Dividend Yield (1)	2.99%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 3/31/2019)	23,550
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 3/31/2019)	24,044
(1)	As of the close of market trading on April 29, 2019.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	26.4%
Atlanta	16.8%
Nashville	14.2%
Phoenix	14.0%
Houston	9.0%
Orlando	6.3%
Charlotte	4.4%
Tampa	4.4%
West Palm Beach	3.3%
D.C. Metro	1.2%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

SIGNIFICANT APPRECIATION +188.6%

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Highlights of Recent Activity

ACQUISITIONS

(dollar amounts in thousands)

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
Bella Vista	Phoenix, Arizona	January 28, 2019	$48,400	$29,040	248
The Enclave	Tempe, Arizona	January 28, 2019	41,800	25,322	204
The Heritage	Phoenix, Arizona	January 28, 2019	41,900	24,625	204
			$132,100	$78,987	656

LEASED REHABS

CONSISTENT DEMAND FOR NXRT UPGRADED UNITS

5.1% RENT GROWTH				4.6% RENT GROWTH

ON Q1’19 NEW LEASES				ON Q1’19 RENEWALS

Top 5 Markets	New Leases	% Increase	Rent Increase	Top 5 Markets	Renewals	% Increase	Rent Increase
Phoenix	138	13.2%	$115	Phoenix	165	8.9%	$70
Charlotte	71	8.3%	$76	Charlotte	68	5.9%	$55
DC Metro	22	7.9%	$88	Orlando	106	5.3%	$58
Orlando	109	7.7%	$84	Tampa	83	5.2%	$47
Atlanta	202	6.7%	$70	DC Metro	18	4.9%	$54

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Financial Summary

	Q1 2019	Q1 2018	FY 2018	FY 2017
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$906,000	$520,000	$824,000	$588,000
Share Price (as of the last day of the period)	$38.34	$24.84	$35.05	$27.94
Weighted average common shares outstanding - basic	23,550	20,987	21,189	21,057
Weighted average common shares outstanding - diluted	24,044	21,430	21,667	21,399

Earnings Profile
Total revenues	$41,491	$35,057	$146,597	$144,235
Net income (loss) attributable to common stockholders	(4,360)	10,064	(1,609)	53,374
NOI (1)	23,587	19,127	80,175	76,578
Same Store NOI (2)	20,417	19,085	67,907	63,246
Same Store NOI Growth (%) (2)	7.0%		7.4%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.19)	$0.47	$(0.08)	$2.49
FFO (1)	$0.46	$0.36	$1.48	$1.17
Core FFO (1)	$0.46	$0.39	$1.62	$1.41
AFFO (1)	$0.53	$0.45	$1.88	$1.62
Dividends declared per common share	$0.275	$0.250	$1.025	$0.910
FFO Coverage (3)	1.66x	1.44x	1.44x	1.29x
Core FFO Coverage (3)	1.67x	1.54x	1.58x	1.55x
AFFO Coverage (3)	1.92x	1.78x	1.84x	1.79x

Portfolio
Total Properties	38	32	35	33
Total Units	13,211	11,471	12,555	11,775
Occupancy	93.6%	94.0%	94.6%	93.8%
Average Effective Monthly Rent per Unit	$1,007	$958	$985	$948

Same Store Portfolio Metrics (2)
Total Same Store Properties	32	32	29	29
Total Same Store Units	11,471	11,471	10,123	10,123
Occupancy	93.6%	94.0%	94.5%	93.9%
Average Effective Monthly Rent per Unit	$996	$958	$963	$925

Value-Add Program
Completed Rehab Units	245	298	1,432	1,588
Cumulative Completed Rehab Units (4)	5,906
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$97
ROI on Post-Rehab Units	23.3%

Outstanding Debt Summary
Total Mortgage Debt	$924,463	$744,473
Credit Facilities	52,500	30,000
Bridge Facility	—	—
Total Debt Outstanding	$976,963	$774,473
Leverage Ratio (Net Debt to Enterprise Value) (5)	51%	59%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the periods being compared. For additional information regarding our Q1 Same Store properties, see the “Q1 Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through March 31, 2019. Cumulative results exclude rehabs completed for properties sold through March 31, 2019.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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2019 Full Year Guidance Summary

NXRT is reaffirming 2019 guidance ranges for Loss per diluted share, Core FFO per diluted share, Same Store Rental Income, Same Store Total Revenue, Same Store Total Expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Loss per diluted share (2)	$(0.76)	$(0.71)	$(0.66)
Core FFO per diluted share (2) (3)	$1.82	$1.87	$1.91

Same Store Growth: (4)
Rental Income	4.0%	4.5%	5.0%
Total Revenue	4.5%	5.0%	5.5%
Total Expenses	3.3%	3.8%	4.3%
Same Store NOI (3)	5.0%	6.0%	7.0%

Other Considerations:
Acquisitions (5)	$150.0	$200.0	$250.0
Dispositions	$75.0	$162.5	$250.0
(1)

Full Year 2019 guidance forecast includes Same Store growth projections presented above, which takes into effect the acquisition of the Phoenix Portfolio, and the other acquisition and disposition assumptions presented above.

(2)	Weighted average diluted share count estimate for full year 2019 is approximately 24.1 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2019 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for 2019 pro forma Same Store pool (32 properties).
(5)	Includes the $132.1 million acquisition of the Phoenix Portfolio.

Additional information on first quarter 2019 results and 2019 financial and earnings guidance is included in the following sections of this release.

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Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	23.1%	5.3%	5.8%	$389,654	$435,563
Houston	8.8%	5.5%	5.9%	145,645	158,108

North Carolina
Charlotte	4.3%	5.2%	5.7%	73,933	83,516

Georgia
Atlanta	16.8%	5.2%	5.7%	285,510	322,517

Tennessee
Nashville	14.5%	5.4%	5.8%	244,389	268,077

Florida
Orlando	7.4%	5.0%	5.3%	137,584	147,442
Tampa	3.7%	5.0%	5.3%	68,006	72,879
West Palm Beach	3.6%	5.0%	5.3%	66,762	71,545

Washington D.C.
Other	1.3%	5.5%	5.8%	22,050	23,743

Arizona
Phoenix	16.5%	5.0%	5.3%	304,147	325,939
Total / Ave	100.0%	5.2%	5.6%	$1,737,680	$1,909,329

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$1,737,680	$1,909,329
Cash	20,536
Restricted Cash - Renovation & Green Reserves (4)	8,863
Renovation & Green Capital Expenditures (4)	(8,863)
Cash Adjustments (5)	(698)
Fair Market Value of Interest Rate Swaps	12,467
Other Assets	16,109
Value of Assets	$1,786,094	$1,957,743

Tangible Liabilities
Credit Facility (6)	$52,500
Mortgage Debt	924,463
Total Outstanding Debt	976,963
Forward 12-month Principal Payments (5)	(698)
Total Outstanding Debt (FY 2019 Est.)	976,265
Other Tangible Liabilities (at Book)	18,056
Value of Liabilities	$994,321
Net Leverage (mid-point)	53%
Net Asset Value	$791,773	$963,422
Shares outstanding - diluted (FY 2019 Est.)	24,100
Est. NAV / Share	$32.85	$39.98
NAV / Share (mid-point)	$36.41

NOI ESTIMATE

4Q 2018 NOI Actual	21,251
1Q 2019 NOI Actual	23,587
	Low	High
Estimated 2Q 2019 NOI Guidance (3)	23,750	24,250
FY 2019 NOI Guidance (3)	$97,000	$99,000

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$1,737,680	$1,909,329
No. of Units (March 31, 2019 E.) (2)	13,211
Implied Value/Apartment Unit	$131.5	$144.5
Implied Value/Apartment Unit (mid-point)	$138.0

(1)	Management estimates based on independent third party review of our properties.
(2)	Estimated value ranges, based on Full Year 2019 NOI guidance, are presented for the existing Portfolio (38 properties at March 31, 2019).
(3)

We anticipate net loss will be between $16.0 million and $18.0 million for the full year 2019 and between $5.0 million and $6.0 million for the second quarter of 2019. FY 2019 NOI Guidance takes into effect the acquisition of the Phoenix Portfolio and the other acquisition and disposition assumptions presented under “2019 Full Year Guidance Summary.”

(4)

Includes approximately $6.2 million that is held for value-add upgrades and approximately $2.7 million that is escrowed to finance green property improvements; reduced by $8.9 million for estimated forward 12-month rehab and green capital expenditures.

(5)	Includes approximately $0.7 million in forward 12-month principal payments.

(6)  On January 28, 2019, we, through NexPoint Residential Trust Operating Partnership, L.P. (the “OP”), entered into the $75 Million Credit Facility with SunTrust Bank and immediately drew $52.5 million to fund a portion of the purchase price of the Phoenix Portfolio.

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$231,170	$202,347
Buildings and improvements	1,038,797	935,604
Intangible lease assets	2,438	3,049
Construction in progress	1,594	1,881
Furniture, fixtures, and equipment	66,661	61,456
Total Gross Operating Real Estate Investments	1,340,660	1,204,337
Accumulated depreciation and amortization	(146,473)	(134,124)
Total Net Operating Real Estate Investments	1,194,187	1,070,213
Real estate held for sale, net of accumulated depreciation of $897 and $897, respectively	17,347	17,329
Total Net Real Estate Investments	1,211,534	1,087,542
Cash and cash equivalents	20,536	19,864
Restricted cash	17,747	23,265
Accounts receivable	3,418	3,340
Prepaid and other assets	3,807	9,058
Fair market value of interest rate swaps	12,467	18,141
TOTAL ASSETS	$1,269,509	$1,161,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$903,143	$824,702
Mortgages payable held for sale, net	13,269	13,318
Credit facility, net	51,910	—
Accounts payable and other accrued liabilities	5,795	5,765
Accrued real estate taxes payable	5,480	12,607
Accrued interest payable	3,210	2,852
Security deposit liability	1,955	1,889
Prepaid rents	1,616	1,482
Total Liabilities	986,378	862,615

Redeemable noncontrolling interests in the Operating Partnership	2,808	2,567

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 23,643,277 and 23,499,635 shares issued and outstanding, respectively	235	234
Additional paid-in capital	286,580	285,511
Accumulated earnings less dividends	(17,891)	(6,764)
Accumulated other comprehensive income	11,399	17,047
Total Stockholders' Equity	280,323	296,028
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,269,509	$1,161,210

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Revenues
Rental income	$36,322	$30,573
Other income	5,169	4,484
Total revenues	41,491	35,057
Expenses
Property operating expenses	9,639	8,877
Real estate taxes and insurance	5,758	4,856
Property management fees (1)	1,240	1,054
Advisory and administrative fees (2)	1,850	1,838
Corporate general and administrative expenses	2,233	1,813
Property general and administrative expenses	1,658	1,547
Depreciation and amortization	15,398	11,372
Total expenses	37,776	31,357
Operating income before gain on sales of real estate	3,715	3,700
Gain on sales of real estate	—	13,742
Operating income	3,715	17,442
Interest expense	(8,088)	(6,797)
Loss on extinguishment of debt and modification costs	—	(551)
Net income (loss)	(4,373)	10,094
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(13)	30
Net income (loss) attributable to common stockholders	$(4,360)	$10,064
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(5,665)	7,761
Total comprehensive income (loss)	(10,038)	17,855
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(30)	53
Comprehensive income (loss) attributable to common stockholders	$(10,008)	$17,802

Weighted average common shares outstanding - basic	23,550	20,987
Weighted average common shares outstanding - diluted	24,044	21,430

Earnings (loss) per share - basic	$(0.19)	$0.48
Earnings (loss) per share - diluted	$(0.19)	$0.47

Dividends declared per common share	$0.275	$0.250
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(2)	Fees incurred to the Company’s adviser.

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Q1 Same Store Results of Operations for the Three Months Ended March 31, 2019 and 2018

There are 32 properties encompassing 11,471 units of apartment space, or approximately 87% of our Portfolio, in our same store pool for the three months ended March 31, 2019 and 2018 (our “Q1 Same Store” properties). Our Q1 Same Store properties exclude the following six properties in our Portfolio as of March 31, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave and The Heritage.

As of March 31, 2019, our Q1 Same Store properties were approximately 93.6% leased with a weighted average monthly effective rent per occupied apartment unit of $996, a year-over-year decrease of 40 bps and an increase of $38, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended March 31, 2019 and 2018 for our Q1 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended March 31,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$31,784	$30,356	$1,428	4.7%
Other income	4,695	4,483	212	4.7%
Same Store revenues	36,479	34,839	1,640	4.7%
Non-Same Store
Rental income	4,538	217	4,321	N/M
Other income	474	1	473	N/M
Non-Same Store revenues	5,012	218	4,794	N/M
Total revenues	41,491	35,057	6,434	18.4%

Operating expenses
Same Store
Property operating expenses (1)	8,580	8,736	(156)	-1.8%
Real estate taxes and insurance	5,225	4,818	407	8.4%
Property management fees (2)	1,091	1,045	46	4.4%
Property general and administrative expenses (3)	1,166	1,155	11	1.0%
Same Store operating expenses	16,062	15,754	308	2.0%
Non-Same Store
Property operating expenses (4)	1,024	117	907	N/M
Real estate taxes and insurance	533	38	495	N/M
Property management fees (2)	149	9	140	N/M
Property general and administrative expenses (5)	136	12	124	N/M
Non-Same Store operating expenses	1,842	176	1,666	N/M
Total operating expenses	17,904	15,930	1,974	12.4%

NOI
Same Store	20,417	19,085	1,332	7.0%
Non-Same Store	3,170	42	3,128	N/M
Total NOI (6)	$23,587	$19,127	$4,460	23.3%
(1)	For the three months ended March 31, 2019 and 2018, excludes approximately $35,000 and $23,000, respectively, of casualty-related expenses.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended March 31, 2019 and 2018, excludes approximately $238,000 and $359,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended March 31, 2018, excludes approximately $1,000 of casualty-related expenses. We did not have any casualty-related expenses for the three months ended March 31, 2019.
(5)

For the three months ended March 31, 2019 and 2018, excludes approximately $118,000 and $21,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q1 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended March 31, 2019 and 2018 (dollars in thousands, except for per unit data):

	Q1 2019	Q1 2018	% Change
Same Store Total Units	11,471	11,471
Same Store Occupied Units	10,735	10,785
Same Store Ending Occupancy	93.6%	94.0%	-0.4%
Same Store Average Rent per Unit	$996	$958	4.0%

Same Store Revenues
Same Store Rental Income	$31,784	$30,356	4.7%
Same Store Other Income	4,695	4,483	4.7%
Total Same Store Revenues	36,479	34,839	4.7%

Same Store Operating Expenses
Payroll	3,660	3,583	2.1%
Repairs & Maintenance	2,985	2,727	9.5%
Utilities	1,935	2,426	-20.2%
Real Estate Taxes	4,554	4,147	9.8%
Insurance	671	671	0.0%
Property Management Fees	1,091	1,045	4.4%
Office Operations	770	753	2.3%
Marketing	396	402	-1.5%
Total Same Store Operating Expenses	16,062	15,754	2.0%

Q1 Same Store NOI	$20,417	$19,085	7.0%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q1 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	bps ∆	Q1 2019	Q1 2018	% Change
Texas
Dallas	3,252	$947	$919	3.0%	93.3%	93.5%	-20	$8,596	$8,274	3.9%
Houston	1,184	1,134	1,128	0.5%	92.5%	92.9%	-40	3,686	3,560	3.5%
Average/Total	4,436	997	975	2.3%	93.1%	93.3%	-20	12,282	11,834	3.8%

North Carolina
Charlotte	577	950	910	4.4%	95.1%	96.2%	-110	1,517	1,469	3.3%
Average/Total	577	950	910	4.4%	95.1%	96.2%	-110	1,517	1,469	3.3%

Georgia
Atlanta	2,220	1,033	986	4.8%	93.3%	94.2%	-90	6,325	5,999	5.4%
Average/Total	2,220	1,033	986	4.8%	93.3%	94.2%	-90	6,325	5,999	5.4%

Tennessee
Nashville	1,038	953	933	2.1%	92.4%	94.6%	-220	2,719	2,705	0.5%
Average/Total	1,038	953	933	2.1%	92.4%	94.6%	-220	2,719	2,705	0.5%

Florida
Orlando	830	1,143	1,061	7.7%	94.5%	96.4%	-190	2,682	2,490	7.7%
Tampa	576	930	881	5.6%	93.6%	93.2%	40	1,486	1,408	5.5%
West Palm Beach	439	1,197	1,135	5.5%	95.9%	94.3%	160	1,482	1,405	5.5%
Average/Total	1,845	1,089	1,022	6.6%	94.5%	94.9%	-40	5,650	5,303	6.5%

Washington D.C.
D.C. Metro	156	1,107	1,066	3.8%	95.5%	94.9%	60	497	462	7.6%
Average/Total	156	1,107	1,066	3.8%	95.5%	94.9%	60	497	462	7.6%

Arizona
Phoenix	1,199	830	773	7.4%	94.5%	93.2%	130	2,794	2,584	8.1%
Average/Total	1,199	830	773	7.4%	94.5%	93.2%	130	2,794	2,584	8.1%

Average/Total	11,471	$996	$958	4.0%	93.6%	94.0%	-40	$31,784	$30,356	4.7%
(1)	This table only includes the 32 properties in our Q1 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the periods shown below (in thousands, except per share amounts):

		For the Three Months Ended March 31,		For the Twelve Months Ended December 31,
		2019	2018	2018		2017
Net income (loss)		$(4,373)	$10,094	$(1,614)		$56,359
Depreciation and amortization		15,398	11,372	47,470		48,752
Gain on sales of real estate		—	(13,742)	(13,742)		(78,365)
Adjustment for noncontrolling interests		(33)	(23)	(96)		(1,695)
FFO attributable to common stockholders		10,992	7,701	32,018		25,051

FFO per share - basic		$0.47	$0.37	$1.51		$1.19
FFO per share - diluted		$0.46	$0.36	$1.48		$1.17

Loss on extinguishment of debt and modification costs		—	551	3,576		5,719
Casualty-related expenses/(recoveries)		35	24	(663)		(287)
Change in fair value on derivative instruments - ineffective portion		—	—	—		(309)
Amortization of deferred financing costs - acquisition term notes		—	21	159		403
Adjustment for noncontrolling interests		—	(26)	(9)		(430)
Core FFO attributable to common stockholders		11,027	8,271	35,081		30,147

Core FFO per share - basic		$0.47	$0.39	$1.66		$1.43
Core FFO per share - diluted		$0.46	$0.39	$1.62		$1.41

Amortization of deferred financing costs - long term debt		432	368	1,491		1,592
Equity-based compensation expense		1,235	914	4,198		3,109
Adjustment for noncontrolling interests		(5)	(4)	(17)		(76)
AFFO attributable to common stockholders		12,689	9,549	40,753		34,772

AFFO per share - basic		$0.54	$0.45	$1.92		$1.65
AFFO per share - diluted		$0.53	$0.45	$1.88		$1.62

Weighted average common shares outstanding - basic		23,550	20,987	21,189		21,057
Weighted average common shares outstanding - diluted		24,044	21,430	21,667		21,399

Dividends declared per common share		$0.275	$0.250	$1.025		$0.910

FFO Coverage - diluted	(1)	1.66x	1.44x	1.44	x	1.29	x
Core FFO Coverage - diluted	(1)	1.67x	1.54x	1.58	x	1.55	x
AFFO Coverage - diluted	(1)	1.92x	1.78x	1.84	x	1.79	x
(1)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The three months ended March 31, 2019 as compared to the three months ended March 31, 2018

The change in our net loss of $4.3 million for the three months ended March 31, 2019 as compared to our net income of $10.1 million for the three months ended March 31, 2018 primarily relates to a decrease in gain on sales of real estate and an increase in total expenses and interest expense, and was partially offset by an increase in total revenues and decreases in loss on extinguishment of debt and modification costs. The change in our net loss between the periods was also due to our acquisition and disposition activity in 2019 and 2018 and the timing of the transactions (we acquired three properties in the first quarter of 2019; we sold one property in the first quarter of 2018).

FFO was $11.0 million for the three months ended March 31, 2019 compared to $7.7 million for the three months ended March 31, 2018, which was an increase of approximately $3.3 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $6.4 million and a decrease in loss on extinguishment of debt and modification costs of $0.6 million. These were partially offset by an increase in property operating expenses of $2.0 million, an increase in advisory and administrative fees of $0.1 million, an increase in interest expense of $1.3 million, an increase in corporate general and administrative expenses of $0.4 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $11.0 million for the three months ended March 31, 2019 compared to $8.3 million for the three months ended March 31, 2018, which was an increase of approximately $2.7 million. The change in our Core FFO between the periods primarily relates to an increase in FFO, partially offset by a decrease in loss on extinguishment of debt and modification costs of $0.6 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $12.7 million for the three months ended March 31, 2019 compared to $9.5 million for the three months ended March 31, 2018, which was an increase of approximately $3.2 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and an increase in equity-based compensation expense of $0.3 million.

The year ended December 31, 2018 as compared to the year ended December 31, 2017

The change in our net loss of $1.6 million for the year ended December 31, 2018 as compared to our net income of $56.4 million for the year ended December 31, 2017 primarily relates to a decrease in gain on sales of real estate of $64.7 million, and was partially offset by an increase in total revenues of $2.4 million and decreases in total property operating expenses of $1.4 million, depreciation and amortization expense of $1.3 million and loss on extinguishment of debt and modification costs of $2.1 million. The change in our net income (loss) between the periods was also due to our acquisition and disposition activity in 2017 and 2018 and the timing of the transactions (we acquired one property in the first quarter of 2017, one property in the second quarter of 2017, one property in the fourth quarter of 2017 and three properties in the third quarter of 2018; we sold four properties in the second quarter of 2017, five properties in the third quarter of 2017 and one property in the first quarter of 2018).

FFO was $32.0 million for the year ended December 31, 2018 compared to $25.1 million for the year ended December 31, 2017, which was an increase of approximately $6.9 million. The change in our FFO between the periods primarily relates to increases in total revenues of $2.4 million and decreases in total property operating expenses of $1.4 million, interest expense of $1.0 million and loss on extinguishment of debt and modification costs of $2.1 million, partially offset by an increase in corporate general and administrative expenses of $1.5 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $35.1 million for the year ended December 31, 2018 compared to $30.1 million for the year ended December 31, 2017, which was an increase of approximately $5.0 million. The change in our Core FFO between the periods primarily relates to an increase in FFO, partially offset by a decrease in loss on extinguishment of debt and modification costs of $2.1 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $40.8 million for the year ended December 31, 2018 compared to $34.8 million for the year ended December 31, 2017, which was an increase of approximately $6.0 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $1.1 million.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q1 2019	Q1 2018	% Change	FY 2018	FY 2017	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$132,100	$—	N/A	$130,980	$197,200	-33.6%

Capitalized Rehab Expenditures
Interior	2,488	1,516	64.1%	8,559	8,393	2.0%
Exterior and common area	1,785	2,449	-27.1%	9,133	7,621	19.8%

Capitalized Maintenance Expenditures
Recurring	1,081	729	48.3%	4,954	4,723	4.9%
Non-Recurring	864	503	71.8%	5,805	3,782	53.5%

Total Capital Expenditures	$138,318	$5,197	N/M	$159,431	$221,719	-28.1%

Capital Expenditures
$ In Millions

Acquisition
Rehab
9
0.2
135
0.6
41
0.8
231
4.8
151
7.1
162
7.4
21
75
19
7.7
6.3
22
7.2
153
6.7
25
5.4
114
7.0
5.6
59
6.6
5.2
7.6
131
7.7
8.0
132
6.2
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19

Historical Cap Ex Composition
(Oct '13 - Mar'19)

8%
92%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Southpoint Reserve at Stoney Creek (4)	156	55	$990	$1,096	$7,428	10.7%	17.1%
Total/Weighted Average	156	55	$990	$1,096	$7,428	10.7%	17.1%

Value-Add Programs In Progress
Abbington Heights	274	183	$794	$894	$4,667	12.6%	25.7%
Arbors on Forest Ridge	210	191	803	880	3,137	9.6%	29.4%
Atera Apartments	380	98	1,209	1,360	3,312	12.5%	54.7%
Beechwood Terrace	300	236	881	971	4,904	10.2%	22.0%
Belmont at Duck Creek	240	194	932	1,024	3,666	9.9%	30.2%
Cedar Pointe	210	15	991	1,176	12,259	18.6%	18.1%
Cornerstone	430	237	934	1,015	5,445	8.6%	17.7%
Courtney Cove	324	132	811	913	4,783	12.6%	25.7%
Crestmont Reserve	242	1	938	1,044	8,153	11.4%	15.7%
Cutter's Point	196	174	1,005	1,103	4,535	9.7%	25.8%
Eagle Crest	447	118	787	868	2,653	10.3%	36.5%
Edgewater at Sandy Springs	760	408	882	991	7,504	12.3%	17.4%
Heatherstone	152	158	805	882	4,215	9.6%	22.0%
Hollister Place	260	160	920	1,068	3,112	16.0%	57.0%
Madera Point	256	150	817	909	3,997	11.3%	27.8%
Parc500	217	113	1,170	1,346	13,752	15.1%	15.4%
Radbourne Lake	275	275	1,000	1,050	969	5.0%	61.9%
Rockledge Apartments	87	87	1,056	1,257	10,941	19.0%	22.0%
Sabal Palm at Lake Buena Vista	211	211	1,134	1,214	641	7.1%	150.5%
Seasons 704 Apartments	134	134	1,054	1,126	5,903	6.9%	14.7%
Silverbrook	460	460	797	863	3,033	8.3%	26.2%
The Ashlar	264	302	829	898	3,620	8.3%	22.9%
The Colonnade	415	74	668	930	10,966	39.2%	28.7%
The Pointe at the Foothills	528	63	913	948	1,940	3.8%	21.6%
The Preserve at Terrell Mill	752	426	772	908	8,698	17.7%	18.8%
The Summit at Sabal Park	252	193	889	974	4,579	9.5%	22.1%
Timber Creek	352	82	847	972	7,115	14.8%	21.1%
Venue at 8651	333	290	839	917	4,241	9.2%	21.9%
Versailles	388	450	830	902	3,717	8.7%	23.4%
Willow Grove	244	139	839	943	5,449	12.4%	22.9%
Woodbridge	220	97	951	1,040	5,353	9.4%	20.1%
Total/Weighted Average	9,813	5,851	$881	$978	$4,972	11.0%	23.4%

Total/Weighted Average Completed	9,969	5,906	$882	$979	$4,995	11.0%	23.3%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Brandywine I & II	632	—	959	1,079	TBD	12.5%	TBD
Bella Vista	248	—	1,203	1,351	TBD	12.3%	TBD
The Enclave	204	—	1,239	1,369	TBD	10.5%	TBD
The Heritage	204	—	1,210	1,356	TBD	12.1%	TBD
Total/Weighted Average Planned	2,212	—	$1,150	$1,260	TBD	9.6%	TBD
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through March 31, 2019.
(3)	Inclusive of all full and partial interior upgrades completed and leased through March 31, 2019.
(4)	Property was classified as held for sale as of March 31, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of March 31, 2019 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	4.17%	7/1/2024
Cutter's Point	Floating	84	16,640	4.17%	7/1/2024
Eagle Crest	Floating	84	29,510	4.17%	7/1/2024
Silverbrook	Floating	84	30,590	4.17%	7/1/2024
Edgewater at Sandy Springs	Floating	84	52,000	4.17%	7/1/2024
Beechwood Terrace	Floating	84	23,365	3.93%	9/1/2025
Willow Grove	Floating	84	14,818	4.27%	7/1/2024
Woodbridge	Floating	84	13,677	4.27%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	4.11%	7/1/2024
Courtney Cove	Floating	84	13,680	4.11%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	4.11%	7/1/2024
The Ashlar	Floating	84	14,520	4.11%	7/1/2024
Heatherstone	Floating	84	8,880	4.11%	7/1/2024
Versailles	Floating	84	23,880	4.11%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	4.11%	7/1/2024
Madera Point	Floating	84	15,150	4.11%	7/1/2024
The Pointe at the Foothills	Floating	84	34,800	4.11%	7/1/2024
Venue at 8651	Floating	84	13,734	4.27%	7/1/2024
The Colonnade	Floating	84	28,093	4.17%	7/1/2024
Old Farm	Floating	84	52,886	4.17%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	4.17%	7/1/2024
Timber Creek	Floating	84	24,100	3.75%	10/1/2025
Radbourne Lake	Floating	84	20,000	3.78%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	3.79%	9/1/2025
Abbington Heights	Floating	84	16,920	3.74%	9/1/2025
Belmont at Duck Creek	Floating	84	17,760	3.88%	6/1/2025
Cornerstone	Fixed	120	22,112	4.24%	3/1/2023
Parc500	Fixed	120	15,416	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	3.83%	10/1/2025
Rockledge Apartments	Floating	84	68,100	4.06%	7/1/2024
Atera Apartments	Floating	84	29,500	3.97%	11/1/2024
Cedar Pointe	Floating	84	17,300	3.84%	9/1/2025
Crestmont Reserve	Floating	84	12,061	3.67%	10/1/2025
Brandywine I & II	Floating	84	43,835	3.67%	10/1/2025
Bella Vista	Floating	84	29,040	3.81%	2/1/2026
The Enclave	Floating	84	25,322	3.81%	2/1/2026
The Heritage	Floating	84	24,625	3.81%	2/1/2026
			$911,129
Fair market value adjustment			608
Deferred financing costs, net of accumulated amortization of $2,154			(8,594)
			$903,143

Held For Sale Property
Southpoint Reserve at Stoney Creek	Floating	84	13,334	4.60%	1/1/2022

			$13,334
Deferred financing costs, net of accumulated amortization of $100			(65)
			$13,269
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of March 31, 2019 was 2.4945%.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of March 31, 2019 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
$75 Million Credit Facility	Floating	24	$52,500	4.74%	1/28/2021
Deferred financing costs, net of accumulated amortization of $54			(590)
			$51,910
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of March 31, 2019 was 2.4945%.

Interest Rate Swap Agreements

As of March 31, 2019, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	$100,000	1.1055%
July 1, 2016	June 1, 2021	100,000	1.0210%
July 1, 2016	June 1, 2021	100,000	0.9000%
September 1, 2016	June 1, 2021	100,000	0.9560%
April 1, 2017	April 1, 2022	100,000	1.9570%
May 1, 2017	April 1, 2022	50,000	1.9610%
July 1, 2017	July 1, 2022	100,000	1.7820%
		$650,000	1.3388%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of March 31, 2019, one-month LIBOR was 2.4945%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2019	2020	2021	2022	2023	Thereafter
Operating Properties Mortgage Debt
Principal payments		$911,129	$535	$744	$782	$817	$20,598	$887,653
Interest expense	(1)	192,521	22,290	29,659	33,087	36,546	36,349	34,590
Total		$1,103,650	$22,825	$30,403	$33,869	$37,363	$56,947	$922,243

Held For Sale Property Mortgage Debt
Principal payments		$13,334	$163	$239	$258	$12,674	$—	$—
Interest expense		1,674	466	611	597	—	—	—
Total		$15,008	$629	$850	$855	$12,674	$—	$—

Credit Facility
Principal payments		$52,500	$—	$—	$52,500	$—	$—	$—
Interest expense		4,384	1,805	2,402	177	—	—	—
Total		$56,884	$1,805	$2,402	$52,677	$—	$—	$—

Total contractual obligations and commitments		$1,175,542	$25,259	$33,655	$87,401	$50,037	$56,947	$922,243

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of March 31, 2019, we had entered into seven interest rate swap transactions with a combined notional amount of $650.0 million. We have allocated the total impact of expected settlements on the $650.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of March 31, 2019 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of March 31, 2019, we had total indebtedness of $977.0 million at a weighted average interest rate of 3.28%, of which $939.4 million was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $650.0 million, or 73%, of our $886.9 million of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3388% for one-month LIBOR on the $650.0 million notional amount of interest rate swap agreements that we have entered into as of March 31, 2019, which effectively fix the interest rate on $650.0 million of our floating rate mortgage debt outstanding.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Edgewater at Sandy Springs	Atlanta, GA	760	7/18/2014	58,000	5,281	63,281	83,264
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
Willow Grove	Nashville, TN	244	7/21/2014	13,750	2,116	15,866	65,025
Woodbridge	Nashville, TN	220	7/21/2014	16,000	1,641	17,641	80,186
Abbington Heights	Antioch, TN	274	8/1/2014	17,900	1,617	19,517	71,230
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Belmont at Duck Creek	Garland, TX	240	9/30/2014	18,525	1,174	19,699	82,079
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (3)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
The Ashlar	Dallas, TX	264	2/26/2015	16,235	2,165	18,400	69,697
Heatherstone	Dallas, TX	152	2/26/2015	9,450	1,648	11,098	73,013
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
The Pointe at the Foothills	Mesa, AZ	528	8/5/2015	52,275	1,372	53,647	101,604
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Colonnade	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Total/Weighted Average		13,211		$1,275,254	$106,727	$1,381,981	$104,608
(1)	Only includes properties owned as of March 31, 2019.
(2)	Includes interior and exterior rehab.
(3)	Property was classified as held for sale as of March 31, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Total/Weighted Average		4,588	$270,734	$392,050	$85,451		$385,755	$118,039
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries), and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to (1) noncontrolling interests in consolidated joint ventures and (2) redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, the ineffective portion of fair value adjustments on our interest rate derivatives designated as cash flow hedges, and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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Reconciliations

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods shown below (in thousands):

		Q1 2019	Q4 2018	Q1 2018	FY 2018	FY 2017
Net income (loss)		$(4,373)	$(4,782)	$10,094	$(1,614)	$56,359
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,850	1,888	1,838	7,474	7,419
Corporate general and administrative expenses		2,233	2,077	1,813	7,808	6,275
Casualty-related expenses	(1)	35	39	24	(663)	(287)
Property general and administrative expenses	(2)	356	364	380	1,294	1,130
Depreciation and amortization		15,398	13,832	11,372	47,470	48,752
Interest expense		8,088	7,833	6,797	28,572	29,576
Loss on extinguishment of debt and modification costs		—	—	551	3,576	5,719
Gain on sales of real estate		—	—	(13,742)	(13,742)	(78,365)
NOI		$23,587	$21,251	$19,127	$80,175	$76,578
Less Non-Same Store
Revenues		(5,012)	(4,816)	(218)	(23,012)	(25,765)
Operating expenses		1,842	2,238	176	10,744	12,433
Same Store NOI		$20,417	$18,673	$19,085	$67,907	$63,246
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related recoveries.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q1 2019	Q1 2018
Total mortgage debt	$924,463	$744,473
Credit facilities	52,500	30,000
Bridge facility	—	—
Adjustments to arrive at net debt:
Cash and cash equivalents	(20,536)	(13,935)
Restricted cash held for value-add upgrades and green improvements	(8,863)	(4,703)
Net Debt	$947,564	$755,835
Enterprise Value (1)	$1,853,564	$1,275,835
Leverage Ratio	51%	59%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2019	For the Three Months Ended June 30, 2019
		Guidance (1)	Guidance (1)
Net loss		$(17,040)	$(5,640)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,500	1,870
Corporate general and administrative expenses		9,000	2,400
Property general and administrative expenses	(2)	1,295	350
Depreciation and amortization		62,225	16,350
Interest expense		34,170	8,670
NOI		$97,150	$24,000
Less Non-Same Store
Revenues	(3)	(23,350)
Operating expenses	(3)	8,650
Same Store NOI	(3)	$82,450
(1)

Estimates shown for full year and second quarter 2019 guidance. Assumptions made for full year and second quarter 2019 NOI guidance include the Same Store operating growth projections included in the “2019 Full Year Guidance Summary” section of this release, the effect of the acquisition of the Phoenix Portfolio, and the other acquisition and disposition assumptions presented under “2019 Full Year Guidance Summary.”

(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2019 Same Store properties and Non-Same Store properties. There are 32 properties in our pro forma Full Year 2019 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2019 (in thousands, except per share data):

For the Year Ended December 31, 2019
Mid-Point
Net loss	$(17,040)
Depreciation and amortization	62,225
Adjustment for noncontrolling interests	(136)
FFO attributable to common stockholders	45,049
FFO per share - diluted (1)	$1.87

Core FFO attributable to common stockholders	45,049
Core FFO per share - diluted (1)	$1.87

Amortization of deferred financing costs - long term debt	1,815
Equity-based compensation expense	5,165
Adjustment for noncontrolling interests	(21)
AFFO attributable to common stockholders	52,008
AFFO per share - diluted (1)	$2.16

Weighted average common shares outstanding - diluted	24,100
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 24.1 million for the full year 2019.

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